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                                                                    EXHIBIT 10.2

                          AMENDMENT TO THE SUPPLEMENTAL

SECURITIES PURCHASE AGREEMENT

         This agreement is made as of September 14, 1999 by and among Krause's Furniture, Inc., a Delaware corporation (the "Company"), General Electric Capital Corporation, a New York corporation ("GECC"), and Japan Omnibus Ltd., an international business incorporated in the British Virgin Islands ("JOL").

         Whereas, the Company, GECC, and JOL are parties to the Supplemental Securities Purchase Agreement, dated as of August 14, 1997, as amended (the "Supplemental Purchase Agreement"), which provided for the purchase and sale of the New Securities and amended and restated certain provisions of the Original Agreement (all capitalized terms not defined herein shall have the meanings set forth in the Supplemental Purchase Agreement).

         Whereas, the parties hereto have agreed to amend certain financial covenants contained in Section 6.2 of the Supplemental Purchase Agreement.

INTENDING TO BE LEGALLY BOUND and in consideration of the mutual covenants and obligations contained herein and in the Supplemental Purchase Agreement, the parties agree as follows:

         Effective as of August 1, 1999, Section 6.2 Financial Covenants shall be amended in its entirety to read as follows:

         6.2 Financial Covenants. For purposes of this Section 6.2, "fiscal year" and "fiscal quarter" are both measured on the basis of the fiscal year of the Company ending on the Sunday closest to the last day of January of the succeeding calendar year as determined by the 52/53 week retail fiscal year.(1)

                  (a) The Company will not permit its Consolidated Net Worth at the end of any fiscal quarter to be less than the amount set forth below for such fiscal quarter, provided that, upon any public or private offering of capital stock of the Company for the Company's account, the amounts set forth below for fiscal quarters subsequent to such offering shall be adjusted upward by an amount equal to the net proceeds of any such offering multiplied by 0.9:

--------

(1) E.g. Fiscal year 1999 is the twelve-month period ending 1/30/2000 and the fiscal quarters of fiscal year 1999 are the quarterly periods ending 5/02/99, 8/01/99, 10/31/99, and 1/30/00.


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        Year              Q1              Q2            Q3           Q4
        ----           -------         -------       -------       -------

        1998             N/A            N/A            N/A         11.5 MM

        1999           11.5 MM          9.0 MM       11.3 MM       11.3 MM

        2000           11.7 MM         13.0 MM       19.0 MM       21.0 MM

        2001           23.5 MM         26.0 MM       28.5 MM       31.0 MM

        2002           34.0 MM         37.0 MM       40.0 MM         N/A

         (b) The Company will not incur, create, assume or permit to exist any Indebtness at the end of any fiscal quarter if such Indebtness would result in a ratio of Consolidated Total Indebtness to Consolidated Net Worth of more than the amount of such fiscal quarter indicated set forth below:

         Year            Q1            Q2           Q3            Q4
         ----           ----          ----          ----         ----

         1998           N/A           N/A           N/A          2.25

         1999           2.75          2.75          2.70         2.70

         2000           2.55          2.30          1.50         1.30

         2001           1.10          1.00          1.00         1.00

         2002           1.00          1.00          1.00          N/A



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         (c) The Company will not permit its Fixed Charge Ratio at the end of any fiscal quarter to be less than the amount set forth below for such fiscal quarter:

         Year             Q1            Q2           Q3           Q4
         ----            ----          ----         ----         ----

         1998            N/A           N/A          N/A          0.85

         1999            0.95          0.70         1.04         1.12

         2000            1.20          1.20         1.35         1.40

         2001            1.45          1.45         1.45         1.45

         2002            1.45          1.45         1.45          N/A

         (d) The Company and its Subsidiaries will not make capital expenditures (net of any sale leasebacks incurred within such fiscal year) in excess of the amounts set forth below for the fiscal years indicated:


                1998                         $ 7,600,000

                1999                         $10,000,000

                2000                         $ 9,000,000

                2001                         $ 8,000,000

                2002                         $ 4,000,000(2)

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(2)  Applicable to the first two fiscal quarters of 2002.


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         IN WITNESS WHEREOF, the Company, GECC, and JOL have caused this
Agreement to be executed and delivered by their respective officers thereunto duly authorized.


                                          KRAUSE'S FURNITURE, INC.

                                          By: /s/ Robert A. Burton
                                              ----------------------------------
                                          Name:    Robert A. Burton
                                          Title:   Executive Vice President
                                                   and Chief Financial Officer

                                          GENERAL ELECTRIC CAPITAL CORPORATION

                                          By: /s/  George L. Hashbarger, Jr.
                                              ----------------------------------
                                          Name:    George L. Hashbarger, Jr.
                                          Title:   Department Operations Manager


                                          JAPAN OMNIBUS LTD.

                                          By:
                                              ----------------------------------
                                                Name:
                                                Title:


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